EXHIBIT 99.1

COAST CRANE NAMED NEW DISTRIBUTOR FOR TADANO ROUGH TERRAIN AND ALL TERRAIN CRANES

BUFFALO GROVE, IL – March 24, 2011 – Essex Rental Corp. (Nasdaq: ESSX) ("Essex") today announced that its wholly owned subsidiary, Coast Crane Company (“Coast Crane”), has been appointed by Tadano America Corporation to distribute Tadano rough terrain and all terrain cranes in the states of Oregon, Washington, Idaho, Alaska and Hawaii, as well as the Yukon Territory, Guam and the Marshall Islands.

Coast Crane currently represents Tadano boom trucks and Tadano Mantis telescopic crawler cranes throughout their West Coast territory. This new agreement expands the successful relationship between Tadano and Coast Crane to include rough terrain and all terrain cranes.

Terry Howard, Executive Vice President and COO of Coast Crane, commented, “Coast Crane has enjoyed its relationship with Tadano America while representing their boom truck line. It is a pleasure to partner with a company that has the goal to supply the highest quality cranes possible and listens to the customer and its distributors to make sure that they always accomplish their goal. I am certain our customers will see the same quality and value found in the Tadano boom trucks in their rough terrain and all terrain cranes.

Ron Dogotch, Vice President and General Manager of Tadano America, stated, “The assignment of Coast Crane significantly enhances Tadano’s aftermarket customer support within the territory. We are excited to have the impressive sales, service and customer support capabilities of Coast Crane representing Tadano. I am confident that their representation of our high quality crane line will be a great benefit to customers in the territories. The partnership of Tadano and Coast Crane is an unbeatable combination.”

In addition, Coast Crane has placed a significant order for Tadano rough terrain cranes valued at approximately $10 million for use in their rental fleet.

About Essex Rental Corp.

Essex, through its subsidiaries, Essex Crane Rental Corp. and Coast Crane Company, is one of North America's largest providers of mobile cranes (including lattice-boom crawler cranes, truck cranes and rough terrain cranes), self-erecting cranes, stationary tower cranes, elevators and hoists, and other lifting equipment used in a wide array of construction projects. In addition, the Company provides product support including installation, maintenance, repair, and parts and services for equipment provided and other equipment used by its construction industry customers. With a fleet of over 1,000 cranes and other construction equipment and unparalleled customer service and support, Essex supplies a wide variety of innovative lifting solutions for construction projects related to power generation, petro-chemical, refineries, water treatment and purification, bridges, highways, hospitals, shipbuilding, offshore oil fabrication and industrial plants, and commercial and residential construction.

Some of the statements in this press release and other written and oral statements made from time to time by Essex and its representatives are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent and belief or current expectations of Essex and its management team and may be identified by the use of words like "anticipate", "believe", "estimate", "expect", "intend", "may", "plan", "will", "should", "seek", the negative of these terms or other comparable terminology. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements. Important factors that could cause actual results to differ materially from Essex's expectations include, without limitation, the continued ability of Essex to successfully execute its business plan, the possibility of a change in demand for the products and services that Essex provides, intense competition which may require us to lower prices or offer more favorable terms of sale, our reliance on third party suppliers, our indebtedness which could limit our operational and financial flexibility, global economic factors including interest rates, general economic conditions, geopolitical events and regulatory changes, our dependence on our management team and key personnel, as well as other relevant risks detailed in our Annual Report on Form 10-K and other periodic reports filed with the Securities and Exchange Commission and available on our website, www.essexcrane.com. The factors listed here are not exhaustive. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Essex assumes no obligation to update or supplement forward-looking information in this press release whether to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results or financial conditions, or otherwise.

CONTACT:	-OR-	INVESTOR RELATIONS:
Essex Rental Corp.		The Equity Group Inc.
Martin Kroll		Melissa Dixon
Chief Financial Officer		Senior Account Executive
(847) 215-6502 / mkroll@essexcrane.com		(212) 836-9613 / mdixon@equityny.com
Devin Sullivan
Senior Vice President
(212) 836-9608 / dsullivan@equityny.com